EXHIBIT 2.3

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of July 25, 2007 among Origin Agritech Ltd., a British Virgin Islands limited liability company (the “Company”), State Harvest Holdings Limited, a British Virgin Islands limited liability company wholly-owned by the Company (the “Guarantor”) and Citadel Equity Fund Ltd., as the initial purchaser (the “Purchaser”) of the Notes (defined below).

This Agreement is made pursuant to the Notes Purchase Agreement dated July 25, 2007 (the “Purchase Agreement”) among the Purchaser, the Company, the Guarantor, other subsidiaries of the Company named therein and certain other individuals named therein, which provides for, among other things, the issuance and sale of the Company’s 1.0% Guaranteed Senior Secured Convertible Notes Due 2012 (the “Notes”), each with a principal amount of US$100,000, for an aggregate principal amount of US$40,000,000, to the Purchaser, which are guaranteed (the “Guarantees”) by each of the Guarantors pursuant to the terms of the Indenture. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Purchase Agreement.

As an inducement to the Purchaser to enter into the Purchase Agreement, and in satisfaction of a condition to the obligations of the Purchaser thereunder, the Company and the Guarantor agree with the Purchaser, for the benefit of the holders (including the Purchaser) of the Notes and the Shares (as defined below) (collectively, the “Holders”), as follows:

1.	Certain Definitions.

For purposes of this Registration Rights Agreement the following terms shall have the following meanings:

(a) “Affiliate” of any specified Person means:

(i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, or

(ii) any other Person who is a director or officer of:

(1) such specified Person,
(2) any Subsidiary of such specified Person, or
(3) any Person described in clause (a) above.

For the purposes of this definition, “control” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b) “Additional Guarantor” means any subsidiary of the Company that executes a Guarantee under the Indenture after the date of this Agreement.

(c) “Additional Interest” has the meaning assigned thereto in Section 2(d).

(d) “Additional Interest Payment Date” has the meaning assigned thereto in Section 2(d).

(e) “Agreement” means this Registration Rights Agreement, as the same may be amended from time to time pursuant to the terms hereof.

(f) “Authorized Agent” has the meaning assigned thereto in Section 11(g).

(g) “Blue Sky” means the statutes of any state regulating the sale of corporate securities within that state.

(h) “Business Day” means any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law or executive order to remain closed.

(i) “Closing Date” means the date on which any Notes are initially issued.

(j) “Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

(k) “Company” has the meaning specified in the first paragraph of this Agreement.

(l) “Deferral Notice” has the meaning assigned thereto in Section 4(b).

(m) “Deferral Period” has the meaning assigned thereto in Section 4(b).

(n) “Effective Period” has the meaning assigned thereto in Section 2(a).

(o) “Eligibility Date” has the meaning assigned thereto in Section 2(a).

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(q) “Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Securities.

(r) “Guarantees” has the meaning specified in the second paragraph of this Agreement.

(s) “Guarantors” has the meaning set forth in the first paragraph of this Agreement and also includes any Guarantor’s successors and any Additional Guarantors.

(t) “Holder” means each holder, from time to time, of Registrable Securities (including the Purchaser).

(u) “Incidental Registration” means a registration required to be effected by the Company pursuant to Section 3.

(v) “Incidental Registration Statement” means the registration statement referred to in Section 3(a), as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

(w) “Indenture” means the Indenture dated as of the date hereof among the Company, the Guarantor, certain other subsidiaries of the Company and The Bank of New York, as Trustee, pursuant to which the Notes and the Guarantees are being issued.

(x) “Issuer Information” has the meaning set forth in Section 7(a) hereof.

(y) “Material Event” has the meaning assigned thereto in Section 4(a)(iv).

(z) “Majority Holders” shall mean, on any date, holders of the majority of the Shares constituting Registrable Securities; for the purposes of this definition, Holders of Notes constituting Registrable Securities shall be deemed to be the Holders of the number of Shares into which such Notes are or would be convertible as of such date.

(aa) “NASD” shall mean the National Association of Securities Dealers, Inc.

(bb) “NASD Rules” shall mean the Conduct Rules and the By-Laws of the NASD.

(cc) “Notes” has the meaning specified in the first paragraph of this Agreement.

(dd) “Notice and Questionnaire” means a written notice delivered to the Company containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached as Annex A hereto.

(ee) “Notice Holder” means, on any date, any Holder that has delivered a Notice and Questionnaire to the Company prior to such date.

(ff) “Person” means a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

(gg) “Prospectus” means the prospectus included in any Relevant Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Prospectus.

(hh) “Purchase Agreement” has the meaning specified in the first paragraph of this Agreement.

(ii) “Purchaser” has the meaning specified in the first paragraph of this Agreement.

(jj) “Registrable Securities” means

(i)
any Notes and the Guarantees until the earliest of (i) their effective registration under the Securities Act and the resale of all such Notes and Guarantees in accordance with the Relevant Registration Statement, (ii) the date on which such Notes and Guarantees are (A) sold pursuant to Rule 144 under circumstances in which any legend borne by such Notes and Guarantees relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or (B) freely transferable without restriction under Rule 144(k) or (iii) the date on which such Notes have been converted (and the related Guarantees have been terminated) or otherwise cease to be outstanding; and

(ii)
any Shares issuable upon conversion of any Notes constituting Registrable Securities, until the earliest of (i) their effective registration under the Securities Act and the resale of all such Shares in accordance with the Relevant Registration Statement, (ii) the date on which such Shares are (A) sold pursuant to Rule 144 under circumstances in which any legend borne by such Shares relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or (B) freely transferable without restriction under Rule 144(k) or (iii) the date on which such Shares cease to be outstanding.

(kk) “Registration Default” has the meaning assigned thereto in Section 2(d).

(ll) “Registration Expenses” has the meaning assigned thereto in Section 7.

(mm) “Relevant Registration Statement” means the Shelf Registration Statement or the Incidental Registration Statement, as the context may require.

(nn) “Rule 144,” “Rule 405” and “Rule 415” mean, in each case, such rule as promulgated under the Securities Act.

(oo) “Securities” means, collectively, the Notes and the Shares.

(pp) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(qq) “Shares” means the shares of common stock of the Company, with no par value, into which the Notes are convertible or that have been issued upon a conversion from Notes into common stock of the Company.

(rr) “Shelf Registration Statement” means the shelf registration statement referred to in Section 2(a), as amended or supplemented by any amendment or supplement, including post-effective amendments, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Shelf Registration Statement.

(ss) “Special Counsel” shall have the meaning assigned thereto in Section 7.

(tt) “Guarantee” means, individually, any Guarantee of payment of the Securities by a Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto and, collectively, all such Guarantees. Each such Guarantee will be in the form prescribed by the Indenture.

(uu) “Trustee” shall have the meaning assigned such term in the Indenture.

(vv) “Underwritten Incidental Registration” shall have the meaning assigned thereto in Section 3(b).

(ww) “Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless the context otherwise requires, any reference to a statute, rule or regulation refers to the same (including any successor statute, rule or regulation thereto) as it may be amended from time to time.

2.	Registration Under the Securities Act.

(a) The Company and the Guarantor agree to file under the Securities Act as promptly as practicable but in any event within 90 days after the latter of (x) the Closing Date and (y) the date on which the Company becomes eligible to so file (the latter date hereinafter being referred to as the “Eligibility Date”), a shelf registration statement providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission. The Company and the Guarantor agree to use their reasonable efforts to cause the Shelf Registration Statement to become effective within 180 days after the Eligibility Date; provided, however, that the Company may, upon written notice to all Holders, postpone having the Shelf Registration Statement declared effective for a reasonable period not to exceed 30 consecutive days per postponement and provided that all such postponement periods total no more than 60 days in the aggregate in any 365-day period if the Company possesses material non-public information, the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company and the Guarantor shall use its reasonable efforts to keep such Shelf Registration Statement continuously effective until the earlier of (x) the date that there are no longer any Registrable Securities outstanding; (y) the expiration of the period referred to in Rule 144(k) of the Securities Act with respect to all Registerable Securities held by Persons that are not Affiliates of the Company; and (z) two years from the date (the “Effective Date”) such Registration Statement is declared effective (the “Effective Period”). Without prejudice to any registration rights, existing as of the date hereof, held by the Company’s securityholders or the Guarantors’ securityholders with respect to the Company’s securities or the Guarantors’ securities, respectively, none of the Company’s securityholders or the Guarantors’ securityholders (other than Holders of Registrable Securities) shall have the right to include any of the Company’s securities or the Guarantors’ securities in the Shelf Registration Statement.

(b) The Company and the Guarantor further agree that they shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act; and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and the Company and the Guarantors agree to furnish to the Holders of the Registrable Securities copies of any supplement or amendment prior to its being used or promptly following its filing with the Commission; provided, however, that the Company shall have no obligation to deliver to Holders of Registrable Securities copies of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Company’s website. If the Shelf Registration Statement, as amended or supplemented from time to time, ceases to be effective for any reason at any time during the Effective Period (other than because all Registrable Securities registered thereunder shall have been sold pursuant thereto or shall have otherwise ceased to be Registrable Securities), the Company and the Guarantor shall use their reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof.

(c) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to the Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(c) and Section 4(b). From and after the date the Shelf Registration Statement is declared or becomes effective, the Company and the Guarantor shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within fifteen (15) days after the date of receipt of such Notice and Questionnaire, or if the use of the Prospectus has been suspended by the Company under Section 4(b) hereof at the time of receipt of the Notice and Questionnaire, fifteen (15) days after the expiration of the period during which the use of the Prospectus is suspended:

(i) if required by applicable law, file with the Commission a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling security holder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company and the Guarantor shall file a post-effective amendment to the Shelf Registration Statement, use their reasonable efforts to cause such post-effective amendment to be declared or to otherwise become effective under the Securities Act as promptly as is practicable. Notwithstanding the foregoing, the Company and the Guarantor shall not be required to file more than one post-effective amendment to the Shelf Registration Statement or supplement to the related Prospectus during any thirty (30) day period;

(ii) provide such Holder copies of any documents filed pursuant to Section 2(c)(i); and

(iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(c)(i);

provided that if such Notice and Questionnaire is delivered during a Deferral Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Deferral Period in accordance with Section 4(b). Notwithstanding anything contained herein to the contrary, the Company and the Guarantor shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus; provided, however, that any Holder that becomes a Notice Holder pursuant to the provisions of this Section 2(c) (whether or not such Holder was a Notice Holder at the time the Shelf Registration Statement was declared or otherwise became effective) shall be named as a selling securityholder in the Shelf Registration Statement or related Prospectus in accordance with the requirements of this Section 2(c).

(d) If any of the following events (any such event a “Registration Default”) shall occur, then additional interest (the “Additional Interest”) shall become payable jointly and severally by the Company and the Guarantor to Holders in respect of the Notes as follows:

(i) if the Shelf Registration Statement is not filed with the Commission within 90 days following the Eligibility Date, then commencing on the 91st day after the Eligibility Date, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such 91st day and at a rate of 0.50% per annum thereafter; or

(ii) if the Shelf Registration Statement is not declared effective and does not otherwise become effective within 180 days following the Eligibility Date, then commencing on the 181st day after the Eligibility Date, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such 181st day and at a rate of 0.50% per annum thereafter; or

(iii) if the Company and the Guarantor have failed to perform their obligations set forth in Section 2(c) hereof within the time periods required therein, then commencing on the first day after the date by which the Company and the Guarantor were required to perform such obligations, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.50% per annum thereafter;

(iv) if the Shelf Registration Statement has been declared effective or has otherwise become effective but such Shelf Registration Statement ceases to be effective at any time during the Effective Period (other than pursuant to Section 4(b) hereof), then commencing on the day such Shelf Registration Statement ceases to be effective, Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Securities at a rate of 0.25% per annum for the first 90 days following such date on which the Shelf Registration Statement ceases to be effective and at a rate of 0.50% per annum thereafter; or

(v) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 4(b) hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period (and again on the first day of any subsequent Deferral Period during such period), Additional Interest shall accrue on the principal amount of the outstanding Notes that are Registrable Securities at a rate of 0.25% per annum for the first 90 days and at a rate of 0.50% per annum thereafter;

provided, however, that the Additional Interest rate on the Notes shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause above for any given period of time, except that if Additional Interest would be payable under more than one clause above, but at a rate of 0.25% per annum under one clause and at a rate of 0.50% per annum under the other, then the Additional Interest rate shall be the higher rate of 0.50% per annum; provided further, however, that (1) upon the filing of the Shelf Registration Statement (in the case of clause (i) above), (2) upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), (3) upon the performance by the Company and the Guarantor of their obligations set forth in Section 2(c) hereof within the time periods required therein (in the case of clause (iii) above), (4) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective (in the case of clause (iv) above), (5) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 4(b) to be exceeded (in the case of clause (v) above) or (6) upon the termination of certain transfer restrictions on the Securities as a result of the application of Rule 144(k) or any successor provision, Additional Interest on the Notes as a result of such clause, as the case may be, shall cease to accrue.

Additional Interest on the Notes, if any, will be payable in cash on January 25 and July 25 of each year (the “Additional Interest Payment Date”) to holders of record of outstanding Notes that are Registrable Securities on each preceding January 11 and July 11; provided that any Additional Interest accrued with respect to any Notes or portion thereof called for redemption on a redemption date or converted into Shares on a conversion date prior to the Registration Default shall, in any such event, be paid instead to the Holder who submitted such Notes or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion). Following the cure of all Registration Defaults requiring the payment of Additional Interest to the Holders of Notes that are Registrable Securities pursuant to this Section, the accrual of Additional Interest will cease (without in any way limiting the effect of any subsequent Registration Default requiring the payment of Additional Interest).

The Company shall notify the Trustee promptly upon the happening of each and every Registration Default. The Trustee shall be entitled, on behalf of Holders of Securities, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Interest. Notwithstanding the foregoing, the parties agree that the sole monetary damages payable for a violation of the terms of this Agreement with respect to which additional monetary amounts are expressly provided shall be as set forth in this Section 2(d). Nothing shall preclude a Notice Holder or Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

(e) A Shelf Registration Statement pursuant to this Section 2 will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

3.	Incidental Registration.

(a) If at any time from and after the date hereof, the Company proposes to register any of its securities under the Securities Act (other than (A) any registration of public sales or distributions solely by and for the account of the Company of securities issued (x) pursuant to any employee benefit or similar plan or any dividend reinvestment plan, (y) in any acquisition by the Company or (z) pursuant to any registration rights agreement, existing as of the date hereof, with the Company’s existing shareholders, or (B) pursuant to Section 2 hereof), either in connection with a primary offering for cash for the account of the Company or a secondary offering, the Company will, each time it intends to effect such a registration, give written notice to all Holders at least ten (10) but no more than thirty (30) business days prior to the expected initial filing of a Registration Statement with the Commission pertaining thereto, informing such Holders of its intent to file such Registration Statement, the expected filing date, and of the Holders’ rights to request the registration of the Registrable Shares held by such Holder (the “Company Notice”). Upon the written request of any Holder made within ten (10) business days after any such Company Notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder or its transferees and, unless the applicable registration is intended to effect a primary offering of Shares for cash for the account of the Company, the intended method of distribution thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of the Company, in accordance with the Company’s intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Incidental Registration Statement or the related Prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Incidental Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith), and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such Incidental Registration Statement for the same period as the delay in registering such other securities.

The registration rights granted pursuant to the provisions of this Section 3(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Agreement.

(b) Amount of Inclusion. The Company shall be required to include in the Incidental Registration the percentage of the Registrable Securities held by the Holders in such registration as will equal the fraction, (x) the numerator of which shall be the number of all the Registrable Securities and (y) the denominator of which shall be the number of shares of the outstanding capital stock of the Company on a fully-diluted basis, in each case, immediately prior to the effectiveness of such registration statement. The number of Registrable Securities to be included in the Incidental Registration shall be allocated pro rata among the Holders thereof requesting inclusion in such Incidental Registration on the basis of the number of securities requested to be included by all such Holders.

4.	Registration Procedures.

The following provisions shall apply to the Relevant Registration Statement filed pursuant to Section 2 or Section 3, as the case may be:

(a) the Company and the Guarantor:

(i) prepare and file with the Commission a registration statement on any form which may be utilized by the Company and the Guarantor and which shall permit the disposition of the Registrable Securities in accordance with the intended method or methods thereof, as specified in writing by the Holders of the Registrable Securities, and use their reasonable efforts to cause such registration statement to become effective in accordance with Section 2(a) or 3(a) above, as the case may be;

(ii) before filing any Relevant Registration Statement or Prospectus or any amendments or supplements thereto with the Commission, furnish to the Purchaser copies of all such documents proposed to be filed and use reasonable efforts to reflect in each such document when so filed with the Commission such comments as the Purchaser reasonably shall propose within three (3) Business Days of the delivery of such copies to the Purchaser;

(iii) use their reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Relevant Registration Statement and file with the Commission any other required document as may be necessary to keep such Relevant Registration Statement continuously effective until the expiration of the Effective Period; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Securities covered by such Relevant Registration Statement during the Effective Period in accordance with the intended methods of disposition by the sellers thereof set forth in such Relevant Registration Statement as so amended or such Prospectus as so supplemented;

(iv) promptly notify the Notice Holders of Registrable Securities (A) when such Relevant Registration Statement or the Prospectus included therein or any amendment or supplement to the Prospectus or post-effective amendment has been filed with the Commission, and, with respect to such Relevant Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request, following the effectiveness of the Relevant Registration Statement, by the Commission or any other Federal or state governmental authority for amendments or supplements to the Relevant Registration Statement or related Prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Relevant Registration Statement or the initiation or written threat of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the Commission to the use of a Relevant Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (D) of the receipt by the Company or any Guarantor of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or written threat of any proceeding for such purpose, (E) of the occurrence of (but not the nature of or details concerning) any event or the existence of any fact (a “Material Event”) as a result of which any Relevant Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, however, that no notice by the Company shall be required pursuant to this clause (E) in the event that the Company either promptly files a prospectus supplement to update the Prospectus or a Form 6-K or other appropriate Exchange Act report that is incorporated by reference into the Relevant Registration Statement, which, in either case, contains the requisite information with respect to such Material Event that results in such Relevant Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements contained therein not misleading), (F) of the determination by the Company that a post-effective amendment to the Relevant Registration Statement will be filed with the Commission, which notice may, at the discretion of the Company (or as required pursuant to Section 4(b)), state that it constitutes a Deferral Notice, in which event the provisions of Section 4(b) shall apply or (G) at any time when a Prospectus is required to be delivered under the Securities Act, that the Relevant Registration Statement, Prospectus, Prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder;

(v) prior to any public offering of the Registrable Securities pursuant to the Relevant Registration Statement, use their reasonable best efforts to register or qualify, or cooperate with the Notice Holders of Securities included therein and their respective counsel in connection with the registration or qualification of, such Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any such Notice Holders reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Securities covered by the Relevant Registration Statement; prior to any public offering of the Registrable Securities pursuant to the Relevant Registration Statement, use its reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effective Period in connection with such Notice Holder’s offer and sale of Registrable Securities pursuant to such registration or qualification (or exemption therefrom) and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities in the manner set forth in the Relevant Registration Statement and the related Prospectus; provided that the Company and the Guarantors will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject;

(vi) use its reasonable best efforts to prevent the issuance of, and if issued, to obtain the withdrawal of any order suspending the effectiveness of the Relevant Registration Statement or, in the event of an objection of the Commission pursuant to Rule 401(g)(2), promptly file an amendment to such Relevant Registration Statement on the proper form, and to lift any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest practicable date;

(vii) upon reasonable notice, for a reasonable period prior to the filing of the Relevant Registration Statement, and throughout the Effective Period, (i) make reasonably available for inspection by a representative of, and Special Counsel acting for, Majority Holders of the Securities being sold and any underwriter (and its counsel) participating in any disposition of Securities pursuant to such Relevant Registration Statement, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and (ii) use reasonable best efforts to have their officers, directors, employees, accountants and counsel supply all relevant information reasonably requested by such representative, Special Counsel or any such underwriter in connection with such Relevant Registration Statement; provided, however, that all records, information and documents that are designated in writing by the Company, in good faith, as confidential shall be kept confidential by the Majority Holders and their representative and Special Counsel unless such records, information or documents subsequently enter the public domain (other than as a consequence of the breach of this clause by the Majority Holders);

(viii) if requested by Majority Holders of the Securities being sold in an underwriting, their Special Counsel or the managing underwriters (if any) in connection with such Relevant Registration Statement, use their reasonable best efforts to cause (i) their counsel to deliver an opinion relating to the Relevant Registration Statement and the Securities in customary form, (ii) their officers to execute and deliver all customary documents and certificates requested by the Majority Holders of the Securities being sold, their Special Counsel or the managing underwriters (if any) and (iii) their independent registered public accounting firm to provide a letter confirming that they are an independent registered public accounting firm within the rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act with, in the case of an amendment or supplement that includes audited financial information, such changes as may be necessary to reflect the amended or supplemented financial information.

(ix) if reasonably requested by the Purchaser or any Notice Holder, promptly incorporate in a prospectus supplement or post-effective amendment to the Relevant Registration Statement such information as the Purchaser or such Notice Holder shall, on the basis of a written opinion of nationally-recognized counsel experienced in such matters, determine to be required to be included therein by applicable law and make any required filings of such prospectus supplement or such post-effective amendment; provided, that the Company shall not be required to take any actions under this Section 4(a)(ix) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law;

(x) promptly furnish to each Notice Holder and the Purchaser, upon their request and without charge, at least one (1) conformed copy of the Relevant Registration Statement and any amendments thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits; provided, however, that the Company shall have no obligation to deliver to Notice Holders or the Purchaser a copy of any amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Company’s website;

(xi) during the Effective Period, deliver to each Notice Holder in connection with any sale of Registrable Securities pursuant to the Relevant Registration Statement, without charge, at least one copy of the Prospectus relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto; and the Company hereby consents (except during such periods that a Deferral Notice is outstanding and has not been revoked) to the use of such Prospectus or each amendment or supplement thereto by each Notice Holder in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto in the manner set forth therein; and

(xii) cooperate with the Notice Holders of Securities to facilitate the timely preparation and delivery of certificates representing Securities to be sold pursuant to the Relevant Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders thereof may request in writing at least two business days prior to sales of Securities pursuant to such Relevant Registration Statement; provided that nothing herein shall require the Company to deliver certificated Notes to any beneficial holder of Notes except as required by the Indenture.

(b) Upon (A) the issuance by the Commission of a stop order suspending the effectiveness of the Relevant Registration Statement or the initiation of proceedings with respect to the Relevant Registration Statement under Section 8(d) or 8(e) of the Securities Act, (B) the occurrence of any event or the existence of any Material Event as a result of which the Relevant Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the occurrence or existence of any corporate development that, in the discretion of the Company, makes it appropriate to suspend the availability of the Relevant Registration Statement and the related Prospectus, the Company will (i) in the case of clause (B) above, subject to the third sentence of this provision, as promptly as is practicable prepare and file a post-effective amendment to such Relevant Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Relevant Registration Statement and Prospectus so that such Relevant Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered (or, to the extent permitted by law, made available) to the purchasers of the Registrable Securities being sold thereunder, and, in the case of a post-effective amendment to the Relevant Registration Statement, subject to the third sentence of this provision, use reasonable efforts to cause it to be declared effective or otherwise become effective as promptly as is practicable, and (ii) give notice to the Notice Holders that the availability of the Relevant Registration Statement is suspended (a “Deferral Notice”). Upon receipt of any Deferral Notice, each Notice Holder agrees not to sell any Registrable Securities pursuant to the Relevant Registration Statement until such Notice Holder’s receipt of copies of the supplemented or amended Prospectus provided for in clause (i) above, or until it is advised in writing by the Company that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its reasonable best efforts to ensure that the use of the Prospectus may be resumed (x) in the case of clause (A) above, as promptly as is practicable, (y) in the case of clause (B) above, as soon as, in the sole judgment of the Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of the Company or, if necessary to avoid unreasonable burden or expense, as soon as practicable thereafter and (z) in the case of clause (C) above, as soon as, in the discretion of the Company, such suspension is no longer appropriate; provided that the period during which the availability of the Relevant Registration Statement and any Prospectus is suspended (the “Deferral Period”), without the Company incurring any obligation to pay Additional Interest pursuant to Section 2(d), shall not exceed 120 days in the aggregate in any 12 month period.

(c) Each Holder of Registrable Securities agrees that upon receipt of any Deferral Notice from the Company, such Holder shall forthwith discontinue (and cause any placement or sales agent or underwriters acting on their behalf to discontinue) the disposition of Registrable Securities pursuant to the registration statement applicable to such Registrable Securities until such Holder (i) shall have received copies of such amended or supplemented Prospectus and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Registrable Securities at the time of receipt of such notice or (ii) shall have received notice from the Company that the disposition of Registrable Securities pursuant to the Relevant Registration may continue.

(d) The Company and the Guarantor, so long as any Registrable Securities remain outstanding, cause each Additional Guarantor upon the creation or acquisition by the Company of such Additional Guarantor, to (i) execute and deliver a supplemental indenture to the Indenture and (ii) deliver to the Trustee an opinion of counsel to the effect that (A) the supplemental indenture has been duly executed and authorized and (B) the supplemental indenture constitutes a valid, binding and enforceable obligation of such Additional Guarantor, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

(e) The Company may require each Holder of Registrable Securities as to which any registration pursuant to Section 2(a) or 3(a), as the case may be, is being effected to furnish to the Company such information regarding such Holder and such Holder’s intended method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing, but only to the extent that such information is required in order to comply with the Securities Act. Each such Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) The Company shall comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than (i) 40 days after the end of any 12-month period (or 60 days after the end of any 12-month period if such period is a fiscal year) if the Company is at such time an “accelerated filer” and (ii) 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) if the Company is not an “accelerated filer” commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of the Relevant Registration Statement, which statements shall cover said 12-month periods.

(g) The Company shall provide a CUSIP number for all Registrable Securities covered by the Relevant Registration Statement not later than the initial effective date of such Relevant Registration Statement and provide the Trustee for the Notes and the transfer agent for the Shares with printed certificates for the Registrable Securities that are in a form eligible for deposit with The Depository Trust Company.

(h) The Company shall use its reasonable efforts to provide such information as is required for any filings required to be made with the National Association of Securities Dealers, Inc.

(i) Until the expiration of two years after the Closing Date, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144) to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

(j) The Company shall enter into such customary agreements and take all such other necessary, reasonable and lawful actions in connection therewith (including those requested by the Majority Holders of the Registrable Securities covered by the Relevant Registration Statement) in order to expedite or facilitate disposition of such Registrable Securities.

(k) The Company and the Guarantor shall take all such action prior to the filing of any Relevant Registration Statement as may be required, including entry into one or more supplemental indentures, in order to qualify the Indenture under the TIA to the extent such qualification is in fact required under the terms of the TIA.

5.	Holder’s Obligations.

Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to the Shelf Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(c) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as may be required to be disclosed in the Shelf Registration Statement under applicable law or pursuant to Commission comments. Each Holder further agrees not to sell any Registrable Securities pursuant to the Shelf Registration Statement without delivering, or causing to be delivered, a Prospectus to the purchaser thereof and, following termination of the Effective Period, to notify the Company, within ten (10) business days of a request by the Company, of the amount of Registrable Securities sold pursuant to the Shelf Registration Statement and, in the absence of a response, the Company may assume that all of the Holder’s Registrable Securities were so sold.

6.	Registration Expenses.

The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and Blue Sky laws referred to in Section 4(a)(v) hereof, including reasonable fees and disbursements of one counsel for the placement agent or underwriters, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Relevant Registration Statement, the related Prospectus and each amendment or supplement to each of the foregoing, the certificates representing the Securities and all other documents relating hereto, (d) fees and expenses of the Trustee under the Indenture, any escrow agent or custodian, and of the registrar and transfer agent for the Shares, (e) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance) and (f) reasonable fees, disbursements and expenses of not more than one counsel for the Holders of Registrable Securities retained in connection with the Relevant Registration Statement, as selected by the Company (unless reasonably objected to by the Majority Holders of the Registrable Securities being registered, in which case the Majority Holders shall select such counsel for the Holders) (“Special Counsel”), and fees, expenses and disbursements of any other Persons, including special experts, retained by the Company in connection with such registration (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Registrable Securities or any underwriter or placement agent therefor, the Company shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the Holders of the Registrable Securities being registered shall pay all underwriting discounts and commissions, placement agent fees and commissions and transfer taxes attributable to the sale or disposition of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts specifically referred to above.

7.	Indemnification.

(a) The Company and the Guarantor shall jointly and severally indemnify and hold harmless each Holder (including, without limitation, the Purchaser), its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 7 and Section 8 as a Holder) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of Securities), to which that Holder may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any Blue Sky laws, any other federal or state statutory law or regulation, any applicable laws in a jurisdiction other than the United States, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Holder promptly upon demand for any legal or other expenses reasonably incurred by that Holder in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any information provided by a Holder in its most recent Notice and Questionnaire; and provided, further, that with respect to any such untrue statement in or omission from any related preliminary prospectus, the indemnity agreement contained in this Section 7(a) shall not inure to the benefit of any Holder from whom the person asserting any such loss, claim, damage, liability or action received Securities to the extent that such loss, claim, damage, liability or action of or with respect to such Holder results from the fact that both (A) a copy of the final prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the related preliminary prospectus was corrected in the final prospectus unless, in either case, such failure to deliver the final Prospectus was a result of non-compliance by the Company and the Guarantors with Section 4. This indemnity agreement shall be in addition to any liability that the Company and the Guarantor may otherwise have.

The Company and the Guarantor also shall jointly and severally indemnify and hold harmless as provided in this Section 7(a) or contribute as provided in Section 7 hereof with respect to any loss, claim, damage, liability or action of each underwriter, if any, of Securities registered under the Relevant Registration Statement, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls such underwriter within the meaning of the Securities Act or the Exchange Act on substantially the same basis as that of the indemnification of the selling Holders provided in this paragraph (a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement.

(b) Each Holder shall indemnify and hold harmless the Company, the Guarantor, and their respective affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 7(b) and Section 8 as the Company), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, applicable Blue Sky laws, any other federal or state statutory law or regulation, any applicable laws in a jurisdiction other than the United States, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any information furnished to the Company by such Holder in its most recent Notice and Questionnaire, and shall reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no such Holder shall be liable for any indemnity claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Securities pursuant to such Relevant Registration Statement unless such liability is the direct result of the Holder's gross negligence, willful misconduct or fraud. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 7(a) or 6(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than the reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based upon advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 6(a) and 6(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment or if the indemnifying party has not paid the expenses and fees for which it is liable 20 days after notice by the indemnified party of request for reimbursement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement or admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

(d) The provisions of this Section 7 and Section 8 shall remain in full force and effect, regardless of any investigation made by or on behalf of any Holder, the Company, the Guarantor, or any of the indemnified Persons referred to in this Section 7 and Section 8, and shall survive the sale by a Holder of securities covered by the Relevant Registration Statement.

(e) Notwithstanding any other provisions in this Section 7 and Section 8, the indemnified parties shall not be entitled to recover from the indemnifying parties for any Losses under this Section 7 and Section 8 unless and until the total amount of all such losses, claims, damages, liabilities or actions indemnifiable hereunder exceeds US$100,000, provided that when such amount is exceeded, the indemnifying parties shall be liable for all amount including the first US$100,000. In any event, the indemnifying parties’ total liability for any losses, claims, damages, liabilities or actions under this Section 7 and Section 8 shall not exceed US$60,000,000.

8.	Contribution.

If the indemnification provided for in Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantor from the offering and sale of the Notes, on the one hand, and a Holder with respect to the sale by such Holder of Securities, on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor on the one hand and such Holder on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by or on behalf of the Company and the Guarantor, on the one hand, and the total discounts and commissions received by such Holder with respect to the Securities, on the other, bear to the total gross proceeds from the sale of Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Company and the Guarantor or information supplied by the Company and the Guarantor on the one hand or to any information contained in the relevant Notice and Questionnaire supplied by such Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 8, an indemnifying party that is a Holder of Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such indemnifying party to any purchaser exceeds the amount of any damages which such indemnifying party has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission unless such party is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8 are several and not joint.

9.	Rule 144A and Rule 144.

So long as any Registrable Securities remain outstanding, the Company shall use its reasonable best efforts to file the reports required to be filed by it under Rule 144A(d)(4) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the written request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Holder’s securities pursuant to Rules 144 and 144A. The Company and the Guarantor covenant that they will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including, without limitation, the requirements of Rule 144A(d)(4)). Upon the written request of any Holder of Registrable Securities, the Company and the Guarantor shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 9 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

10.	Third Party Beneficiaries.

The Other Investors are intended beneficiaries of this Agreement. Upon execution and delivery of an Accession Letter pursuant to the Purchase Agreement and the issuance and sale of the Other Notes pursuant to the terms of the Other Indenture, each Other Investor shall be entitled to the rights, and be subject to the obligations, of the Purchaser under this Agreement, on a pro-rated basis as to both the Purchaser and the other Other Investors, in accordance with the fraction (x) the numerator of which is the aggregate principal amount of the Other Notes then outstanding held by such Other Investor and (y) the denominator of which is the sum of the aggregate principal amount of the Notes and the aggregate principal amount of the Other Notes, in each case, then outstanding.

11.	Miscellaneous.

(a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Majority Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities are being sold pursuant to the Relevant Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by Holders of a majority in aggregate amount of the Registrable Securities being sold by such Holders pursuant to the Relevant Registration Statement.

(b) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing next-day delivery:

(i) If to the Company or the Guarantor, initially at the address set forth in the Purchase Agreement;

(ii) If to the Purchaser, initially at its address set forth in the Purchase Agreement; and

(iii) If to a Holder, to the address of such Holder set forth in the security register, the Notice and Questionnaire or other records of the Company.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one business day after being delivered to a next-day air courier; five business days after being deposited in the mail; and when receipt is acknowledged by the recipient’s telecopier machine, if sent by telecopier.

(c) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. Unless otherwise provided herein, the Purchaser may assign its rights hereunder to any of its affiliates, provided that such assignment shall be in compliance with the Securities Act.

(d) Counterparts. This Agreement may be executed in any number of counterparts (which may be delivered in original form or by telecopier) and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e) Definition of Terms. For purposes of this Agreement, (a) the term “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law, Jurisdiction and Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

The Company and the Guarantor irrevocably consent to the jurisdiction of the courts of the State of New York and the courts of the United States of America located in the Borough of Manhattan, City and State of New York over any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby. The Company and the Guarantor waive any objection that they may have to the venue of any suit, action or proceeding with respect to this Agreement or the transactions contemplated hereby in the courts of the State of New York or the courts of the United States of America, in each case, located in the Borough of Manhattan, City and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the United States of America, in each case, located in the Borough of Manhattan, City and State of New York was brought in an inconvenient court and agrees not to plead or claim the same.

To the extent that the Company or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and the Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

The Company and the Guarantor irrevocably appoint CT Corporation System acting through its office at 111 Eighth Avenue, New York, NY 10011, U.S.A. (or its successors as agent for service of process) as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in the city of New York upon which process may be served in any law suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company and the Guarantor, as the case may be, by the person serving the same to the address provided for in Section 11(b) of this Agreement, shall be deemed in every respect effective service of process upon the Company and the Guarantor, as the case may be, in any such suit or proceeding. The Company and the Guarantor, as the case may be, shall give notice to the Trustee of the appointment of a successor Authorized Agent. If for any reason CT Corporation System ceases to be able to act as the Authorized Agent of the Company and the Guarantor or ceases to have an address in the Borough of Manhattan, the city of New York, the Company and the Guarantor will appoint a successor Authorized Agent in accordance with the preceding sentence. Should the Company or the Guarantor fail to appoint and/or maintain an agent for service of process, the Purchaser shall be entitled to appoint one for the Issuer and/or such Guarantor (as the case may be), at the Issuer’s or such Guarantor’s cost.

(h) Remedies. In the event of a breach by the Company or the Guarantor or by any Holder of any of their respective obligations under this Agreement, each Holder or the Company or the Guarantor, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages (other than the recovery of damages for a breach by the Company or the Guarantor of their obligations under Section 2 hereof for which Additional Interest have been paid pursuant to Section 4 hereof), will be entitled to specific performance of its rights under this Agreement. The Company, the Guarantor and each Holder agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(i) No Inconsistent Agreements. Each of the Company and the Guarantor represents, warrants and agrees that (i) it has not entered into, and shall not, on or after the date of this Agreement, enter into any agreement that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, (ii) it has not previously entered into any agreement which remains in effect granting any registration rights with respect to any of its debt securities to any person and (iii) without limiting the generality of the foregoing, without the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Registrable Securities, it shall not grant to any person the right to request the Company to register any debt securities of the Company under the Securities Act unless the rights so granted are not in conflict or inconsistent with the provisions of this Agreement.

(j) No Piggyback on Registrations. None of the Company, the Guarantor, and any of their respective security holders (other than the Holders of Registrable Securities in such capacity) shall have the right to include any securities of the Company in the Relevant Registration Statement other than Registrable Securities.

(k) Severability. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder of Registrable Securities, any director, officer or partner of such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such Holder.

(m) Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Company or its affiliates (other than subsequent Holders of Securities if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Signature Page(s) to Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ORIGIN AGRITECH LTD.

By:
Name: Han Gengchen
Title: Director

STATE HARVEST HOLDINGS LIMITED

By:
Name: Han Gengchen
Title: Director

CITADEL EQUITY FUND LTD.

By: Citadel Limited Partnership, its Portfolio Manager

By: Citadel Investment Group, L.L.C., its General Partner

By:
Name:
Title: Authorized Signatory

Annex A

Form of selling securityholder notice and questionnaire

The undersigned beneficial holder of the Guaranteed Senior Secured Convertible Notes due 2012 of Origin Agritech Ltd. (the “Company”), the subsidiary guarantees, or common stock, with no par value (together with the notes and subsidiary guarantees, the “registrable securities”), of the Company understands that the Company has filed or intends to file with the Securities and Exchange Commission a registration statement on Form S-3 (the “shelf registration statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the registrable securities in accordance with the terms of the registration rights agreement (the “registration rights agreement”) among the Company, the subsidiary guarantors and the purchaser named therein. The registration rights agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the registration rights agreement.

Each beneficial owner of registrable securities is entitled to the benefits of the registration rights agreement. In order to sell or otherwise dispose of any registrable securities pursuant to the shelf registration statement, a beneficial owner of registrable securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of registrable securities and be bound by those provisions of the registration rights agreement applicable to the beneficial owner (including indemnification provisions as described below). Beneficial owners are encouraged to complete and deliver this notice and questionnaire prior to the effectiveness of the shelf registration statement so that the beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Upon receipt of a completed notice and questionnaire from a beneficial owner following the effectiveness of the shelf registration statement, the Company will, within 15 days after the date of receipt of such questionnaire, or if the use of the shelf registration statement is suspended at the time of receipt, within 15 days after the expiration of the suspension, file the amendments to the shelf registration statement or supplements to the related prospectus that are necessary to permit the holder to deliver the prospectus to purchasers of registrable securities. Notwithstanding the foregoing, we will not be required to file more than one post-effective amendment or supplement to the related prospectus during any 30-day period.

Some legal consequences arise from being named as selling securityholders in the shelf registration statement and the related prospectus. Accordingly, holders and beneficial owners of registrable securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the shelf registration statement and the related prospectus.

Notice

The undersigned beneficial owner (the “selling securityholder”) of registrable securities hereby gives notice to the Company of its intention to sell or otherwise dispose of registrable securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the shelf registration statement. The undersigned, by signing and returning this notice and questionnaire, understands that it will be bound by the terms and conditions of this notice and questionnaire and the registration rights agreement.

The undersigned hereby provides the following information and represents and warrants that the information is accurate and complete:

Questionnaire

1.	Your Identity and Background as the Beneficial Holder of the Registrable Securities.

1.	Your full legal name:

2.	Your business address (including street address) (or residence if no business address), telephone number and facsimile number:

Address: ___________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

Telephone No.:
_________________________________________________________________

Fax No.:
_________________________________________________________________

3.	Are you a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)?

☐ Yes.  ☐ No.

4.	If your response to Item 1(c) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐ Yes.  ☐ No.

For the purposes of this Item 1(c), an “affiliate” of a registered broker-dealer shall include any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

5.	Full legal name of person through which you hold the registrable securities—(i.e. name of your broker or the DTC participant, if applicable, through which your Registered Securities are held):

Name of broker:
_________________________________________________________________

DTC number:
_________________________________________________________________

Contact person:
_________________________________________________________________

Telephone number:
_________________________________________________________________

2.	Your Relationship with Origin Agritech Ltd.:

1.
Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with Origin Agritech Ltd. (or its predecessors or affiliates) within the past three years?

☐ Yes.  ☐ No.

2.	If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with Origin Agritech Ltd.:

3.	Your Interest in the Registrable Securities:

3.
State the type of registrable securities (notes and subsidiary guarantees or common stock) and the principal amount or number of such registrable securities beneficially owned by you. Check any of the following that applies to you.

☐ I own notes and subsidiary guarantees:

Principal amount and CUSIP No. of the notes and subsidiary guarantees beneficially owned:
_________________________________________________________________

CUSIP No(s):
_________________________________________________________________

I own shares of common stock that were issued upon conversion of the notes:

Number of shares and CUSIP No. of the Common Stock beneficially owned:
_________________________________________________________________

CUSIP Number(s):
_________________________________________________________________

4.	Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of Origin Agritech Ltd.?

☐ Yes.  ☐ No.

5.	If your answer to Item 3(b) above is yes, state the type, the aggregate amount and CUSIP No. of such other securities of Origin Agritech Ltd. beneficially owned by you:

Type:
_________________________________________________________________

Aggregate amount:
_________________________________________________________________

CUSIP Number(s):
_________________________________________________________________

6.	Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?

☐ Yes.  ☐ No.

7.	At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐ Yes.  ☐ No.

8.	If your response to Item 3(e) above is yes, please describe such agreements or understandings:

4. Nature of Your Beneficial Ownership:

9.
If the name of the beneficial holder of the registrable securities set forth in your response to Item 1(a) above is that of a limited partnership, state the names of the general partners of such limited partnership:

_________________________________________________________________
_________________________________________________________________

10.
With respect to each general partner listed in Item 4(a) above who is not a natural person, and is not publicly held, name each shareholder (or holder of partnership interests, if applicable) of such general partner. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

_________________________________________________________________
_________________________________________________________________

11.
Name your controlling shareholder(s) (the “Controlling Entity”). If the Controlling Entity is not a natural person and is not a publicly held entity, name each shareholder of such Controlling Entity. If any of these named shareholders are not natural persons or publicly held entities, please provide the same information. This process should be repeated until you reach natural persons or a publicly held entity.

(A)(i)	Full legal name of Controlling Entity(ies) or natural person(s) who have sole or shared voting or dispositive power over the registrable securities:

(ii)	Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address: ___________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________

Telephone Number:
_________________________________________________________________

Fax Number:
_________________________________________________________________

(iii)	Name of shareholders:

(B)(i)	Full legal name of Controlling Entity(ies):

(ii)	Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address: ___________________________________________________________________
_________________________________________________________________
_________________________________________________________________

Telephone Number:
_________________________________________________________________

Fax Number:
_________________________________________________________________

(iii)	Name of shareholders:

If you need more space for this response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

4.	Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the registrable securities listed above in Item 3 pursuant to the shelf registration statement only as follows (if at all): Such registrable securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the registrable securities are sold through underwriters, broker-dealers or agents, the selling securityholder will be responsible for underwriting discounts or commissions or agents’ commissions. Such registrable securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the registrable securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, or (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market. The undersigned may also sell registrable securities short and deliver registrable securities to close out short positions, or loan or pledge registrable securities to broker-dealers that in turn may sell such securities.

State any exceptions here:
_________________________________________________________________
_________________________________________________________________

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the registrable securities without the prior agreement of the Company.

The Company hereby advises each selling securityholder of the following Interpretation A.65 of the July 1997 SEC Manual of Publicly Available Telephone Interpretations regarding short selling:

“An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Election and Questionnaire, the selling securityholder will be deemed to be aware of the foregoing interpretation.

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations) and the provisions of the securities act relating to prospectus delivery, in connection with any offering of registrable securities pursuant to the shelf registration statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The selling securityholder hereby acknowledges its obligations under the registration rights agreement to indemnify and hold harmless certain persons set forth therein.

Pursuant to the registration rights agreement, the Company and the subsidiary guarantors have agreed under certain circumstances to indemnify the selling securityholders against certain liabilities.

In accordance with the undersigned’s obligation under the registration rights agreement to provide such information as may be required by law for inclusion in the shelf registration statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the shelf registration statement remains effective. All notices hereunder and pursuant to the registration rights agreement shall be made in writing at the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the shelf registration statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the shelf registration statement and the related prospectus.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this notice and questionnaire to be executed and delivered either in person or by its authorized agent.

Beneficial Owner

Dated:	By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO:

Origin Agritech Ltd.
No. 21 Sheng Ming Yuan Road
Chanping District
Beijing, The People’s Republic of China 102206
Attention: Chief Financial Officer
Fax number: (86) 10 5890 7524